UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, DC 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
 March 27, 2006

MENTOR CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota	0-7955	41-0950791
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Mentor Drive
Santa Barbara, California  93111
(Address of principal executive offices, including zip code)

(805) 879-6000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01          Entry into a Material Definitive Agreement.

On March 27, 2006, Mentor Corporation ("Mentor") received a binding offer (the "Offer") from Coloplast A/S ("Coloplast") to purchase Mentor's surgical urology and clinical and consumer healthcare business segments (collectively, the "Urology Business") for total consideration of $463,225,000, of which $456,137,500 would be in cash and $7,087,500 in non-cash consideration (the "Transaction").  The Offer is binding on Coloplast and capable of being accepted by Mentor until 11:59 p.m., California time, on July 31, 2006.

If Mentor accepts the Offer, the parties would execute a definitive purchase agreement relating to the Transaction.  The definitive purchase agreement as proposed by Coloplast would contain customary representations and warranties, covenants by Mentor regarding the operation of its business between the date of signing of any such definitive purchase agreement and the date of the closing of the Transaction, and indemnification provisions whereby each party would agree to indemnify the other for breaches of representations and warranties, breaches of covenants and other matters, with Mentor's liability for breaches of representations and warranties generally limited to 15% of the purchase price.  The definitive purchase agreement as proposed by Coloplast would also provide for the establishment of an escrow fund of $10 million, to be withheld from the purchase price, to secure Mentor's indemnification obligations with respect to breaches of its representations and warranties.  In addition, Mentor would agree not to enter into or engage in a business that competes with the Urology Business, on a worldwide basis, for a period of seven years following the closing of the Transaction.  The Transaction proposed by Coloplast would be subject to customary closing conditions, including the receipt of required regulatory approvals and the receipt of the considered advice from French Works Councils.

In consideration of the Offer, Mentor has agreed that during the irrevocable period of the Offer, Mentor will not solicit any proposal or offer from, or enter into any discussions or negotiations with, any third party regarding any acquisition of the Urology Business or any material portion of the assets of the Urology Business.

Item 8.01          Other Events.

On March 27, 2006, Mentor issued a press release relating to its receipt of the Offer from Coloplast.  The text of the press release is attached hereto as Exhibit 99.1 and is incorporated in its entirety herein by reference.

Item 9.01          Financial Statements and Exhibits.

            (d)         Exhibits.

Exhibit No.	Exhibit Title or Description

99.1	Press Release Issued by Mentor Corporation, dated March 27, 2006

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mentor Corporation

Date: March 31, 2006	By:	/s/Joshua H. Levine
Joshua H. Levine
Chief Executive Officer

Date: March 31, 2006	By:	/s/Loren L. McFarland
Loren L. McFarland
Chief Financial Officer

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Exhibit Index

Exhibit No.	Exhibit Title or Description

99.1	Press Release Issued by Mentor Corporation, dated March 27, 2006

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